EXHIBIT 10.2

 AMENDMENT TO AGREEMENT

Dated as September 11, 2012

This Amendment (the "Amendment") is being made to that certain Agreement, dated March 27, 2003, (the "Agreement”), by and between George M. Marcus (“Marcus”), for himself and his Affiliated Companies (as defined in the Agreement) and Essex Property Trust, Inc., a Maryland corporation (“Essex”), and its Affiliated Companies.  This Amendment is dated as of the date shown above and is being made by and between Marcus, for himself and his Affiliated Companies, and Essex and its Affiliated Companies.   Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the same meanings as set forth in the Agreement.

WHEREAS, pursuant to the Agreement, Marcus made certain agreements contained in Section 3 therein, including not to divulge certain information that may be received by him in his capacity as Chairman of the Board of Essex to any of his Affiliated Companies; and the parties desire to amend the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby amend the Agreement as follows:

1.           Section 3(ii) of the Agreement is hereby amended to add the phrase “confidential or proprietary” after the phrase “not to divulge any” and before the phrase “information regarding”.

2.           Continuing Effect of the Agreement. Except as modified herein, the Agreement is hereby ratified and confirmed in its entirety and shall remain and continue in full force and effect, provided, however, that to the extent there shall be a conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment will prevail.

IN WITNESS WHEREOF, this Amendment to the Agreement is hereby entered into among the undersigned as of the date first written above.

ESSEX:

ESSEX PROPERTY TRUST, INC.,

a Maryland corporation

By:	/s/ Michael J. Schall
Name: Michael J. Schall
Title: President and Chief Executive Officer

MARCUS:

By:	/s/ George M. Marcus
George M. Marcus